Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our reports dated June 24, 2005 relating to the financial statements and the effectiveness of the internal controls over financial reporting of Viisage Technology, Inc. (the “Company”) appearing in the Company’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2004 into the Company’s previously filed Registration Statements on Form S-8 (No.’s 333-28695, 333-42485, 333-90177, 333-36734 and 333-120156).

/s/ BDO Seidman, LLP

Boston, Massachusetts
February 13, 2006